Exhibit 99.1

INSTINET GROUP TO BE ACQUIRED BY NASDAQ

Silver Lake Partners to acquire Instinet, The Institutional Broker

The Bank of New York to acquire Lynch, Jones & Ryan

New York – April 22, 2005 – Instinet Group Incorporated (NASDAQ: INGP), the largest global electronic agency securities broker, today announced that it has entered into a definitive agreement pursuant to which The Nasdaq Stock Market Inc. (NASDAQ: NDAQ) will acquire Instinet Group. NASDAQ will acquire all outstanding shares of Instinet Group for an aggregate purchase price of approximately $1.88 billion in cash, or $5.44 per share1(on a fully diluted basis).

Upon completion of the transaction, INET, Instinet Group’s electronic marketplace, will be combined with NASDAQ’s current operations. The Company’s other major business, Instinet, The Institutional Broker, will be acquired by Silver Lake Partners from NASDAQ immediately following the NASDAQ acquisition. Certain members of Instinet management will participate in the Silver Lake Partners transaction. INET, The electronic marketplace trades about 25% of the NASDAQ-listed volume daily and is one of the largest liquidity pools in NASDAQ-listed securities. Instinet, The Institutional Broker, trades approximately 100 million shares daily in the U.S. in addition to serving clients in almost 30 securities markets around the world.

Separately, Instinet Group has also agreed to sell its subsidiary Lynch, Jones & Ryan, Inc. (LJR) to The Bank of New York for an estimated $174 million in cash, subject to an additional $5 million payment in an earnout based on a second quarter revenue target. The Bank of New York plans to operate LJR as a subsidiary of BNY Brokerage Inc., its agency brokerage and a member of BNY Securities Group. LJR is the pioneer and premier provider of commission recapture programs, with over 30 years experience in providing value-added trading services to institutional investors, comprising 1,400 funds with more than $2.2 trillion in assets.

In addition to its approval of the Nasdaq and LJR transactions described above, Instinet’s Board has approved the declaration of a dividend to all stockholders in an amount not to exceed the net proceeds of the LJR transaction, which dividend will be declared at the time the LJR transaction closes. Any dividend will result in a reduction in the merger consideration to be received by shareholders in the transaction with NASDAQ.

1)	Based upon 345.4 million fully diluted shares (338.5 million shares outstanding at March 31, 2005 and an additional 6.8 million shares of stock equivalents related to outstanding employee stock options and performance share awards).

“Today’s announcement means our broker-dealer customers can look forward to reaping the benefits of the combined INET and NASDAQ electronic marketplaces, drawing from the best of our technologies and customer service,” said Ed Nicoll, Chief Executive Officer, Instinet Group Incorporated. “Equally important, this transaction is designed to help our buy-side customers benefit from the institutional broker’s independence and singular focus on serving their needs. Instinet Group’s senior management team and I are committed to delivering the most sophisticated, efficient, and transparent institutional execution services without compromise or conflict.”

Transaction Details

The acquisition of Instinet by NASDAQ, and the subsequent Silver Lake Partners transaction, are subject to customary conditions, including the approval of the NASDAQ merger by Instinet Group’s shareholders, the sale of LJR, as well as regulatory approvals. Reuters, with an approximate 62% stake in Instinet Group, has agreed to vote in favor of the NASDAQ merger. The parties have agreed to promptly seek all required regulatory approvals, including SEC approval and approval under the Hart-Scott Rodino Antitrust Improvements Act (HSR) and will make efforts to complete the transaction by year-end.

The sale of LJR is an independent transaction, which the Company anticipates completing by the end of June 2005. The transaction is subject to customary conditions, including regulatory approvals and other customary approvals.

UBS acted as exclusive financial advisor to Instinet Group. Wachtell, Lipton, Rosen & Katz was Instinet Group’s legal counsel.

Preliminary First Quarter Results

Instinet Group Incorporated today announced preliminary results for the first quarter of 2005. Instinet Group expects to report net income of $14 million or $0.04 per diluted share for the first quarter of 2005 compared to net income of $22 million or $0.06 per diluted share for the first quarter of 2004 and net income of $9 million or $0.03 per diluted share for the fourth quarter of 2004. The first quarter 2005 results included $3 million in net investment gains, a net $1 million reversal of previously expensed severance charges and $1 million in advisory fees. The first quarter of 2004 included a $5 million investment gain and a $5 million insurance recovery. The fourth quarter of 2004 included an impairment of goodwill of $25 million related to Bridge Trading Company, severance expense of $7 million and net fixed asset expense of $1 million partially offset by a $11 million investment gain. Prior period information has been restated to incorporate Bridge Trading Company which was acquired on March 31, 2005

About Instinet Group

Instinet Group, through affiliates, is the largest global electronic agency securities broker and has been providing investors with electronic trading solutions and execution services for more than 30 years. We operate our two major businesses through Instinet, LLC, The Institutional Broker, and Inet ATS, Inc., The electronic marketplace.

•	Instinet, The Institutional Broker, gives its customers the opportunity to use its sales-trading expertise and advanced technology tools to interact with global securities markets, improve trading performance and lower overall transaction costs. Through Instinet’s electronic platforms, customers can access other U.S. trading venues, including NASDAQ and the NYSE, and almost 30 securities markets throughout the world. Instinet acts solely as an agent for its customers, including institutional investors, such as mutual funds, pension funds, insurance companies and hedge funds. Lynch, Jones & Ryan, Inc., Instinet Group’s commission recapture subsidiary is also a part of Instinet.

•	INET, The electronic marketplace, represents the consolidation of the order flow of the former Instinet ECN and former Island ECN, providing its U.S. broker-dealer customers one of the largest liquidity pools in NASDAQ-listed securities.

About NASDAQ

NASDAQ is the largest U.S. electronic stock market. With more than 3,200 companies, it lists more companies and, on average, trades more shares per day than any other U.S. market. It is home to companies that are leaders across all areas of business including technology, retail, communications, financial services, transportation, media and biotechnology. NASDAQ is the primary market for trading NASDAQ-listed stocks. For more information about NASDAQ, visit the NASDAQ Web site at http://www.nasdaq.com or the NASDAQ Newsroom at http://www.nasdaq.com/newsroom/.

BNY Securities Group is an organization consisting of several broker-dealers and other companies. BNY Brokerage Inc., member NASD/NYSE/SIPC.

Where to Find Additional Information about Instinet, NASDAQ and the Merger

Instinet Group intends to file a proxy statement of Instinet Group in connection with the proposed merger. Instinet Group stockholders should read the proxy statement and other relevant materials when they become available, because they will contain important information about Instinet Group, NASDAQ and the proposed merger. In addition to the documents described above, Instinet Group and NASDAQ file annual, quarterly and current reports, proxy statements and other information with the SEC. The proxy statement and other relevant materials (when they become available), and any other documents filed with the SEC by Instinet Group or NASDAQ are available without charge at the SEC’s website, at www.sec.gov, or from the companies’ websites at http://www.instinetgroup.com and http://www.nasdaq.com, respectively.

Instinet Group, NASDAQ and their respective officers and directors may be deemed to be participants in the solicitation of proxies from Instinet Group stockholders in connection with the proposed merger. A description of certain interests of the directors and executive officers of Instinet Group is set forth in the Instinet Group proxy statement for its 2005 annual meeting which was filed with the SEC on April 15, 2005. A description of certain interests of the directors and officers of NASDAQ is set forth in NASDAQ’s proxy statement for its 2005 annual meeting, which was filed with the SEC on April 11, 2005. Additional information regarding the interests of such potential participants will be included in the definitive proxy statement and other relevant documents to be filed with the SEC in connection with the proposed merger.

This news release may be deemed to include forward-looking statements relating to Instinet Group. Certain important factors that could cause actual results to differ materially from those disclosed in such forward-looking statements are included in Instinet Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and other documents filed with the SEC and available on the Company’s website at www.investor.instinetgroup.com.

Instinet, The Institutional Broker, represents Instinet, LLC and its affiliates, not including the direct subsidiaries of Inet Holding Company, Inc. and Lynch, Jones & Ryan, Inc.

©2005 Instinet Group Incorporated and its affiliated companies. All rights reserved. INSTINET and INET are service marks in the United States. Instinet, LLC, member NASD/SIPC, branded as Instinet, The Institutional Broker, Inet ATS, Inc., member NASD/NSX/SIPC, branded as INET, The electronic marketplace, Lynch, Jones & Ryan, Inc., member NASD/SIPC and Bridge Trading Company, member NASD/SIPC are subsidiaries of Instinet Group Incorporated which is a member of the Reuters family of companies.